Exhibit 99.1

Checkpoint Therapeutics Reports Third Quarter 2021 Financial Results

Waltham, MA – November 4, 2021 – Checkpoint Therapeutics, Inc. (“Checkpoint”) (NASDAQ: CKPT), a clinical-stage immunotherapy and targeted oncology company, today announced financial results for the third quarter ended September 30, 2021.

James F. Oliviero, President and Chief Executive Officer of Checkpoint, stated, “The third quarter brought a marked increase in our preparation activities for a potential Biologics License Application submission for cosibelimab next year, as we eagerly await the top-line results from our registration-enabling study in metastatic cutaneous squamous cell carcinoma. Additionally, during the quarter we made substantial progress towards the near-term initiation of our Phase 3 registration-enabling trial for cosibelimab in first-line metastatic non-small cell lung cancer.” Mr. Oliviero continued, “We believe the coming months could be transformational for our company, as we continue to hire the key personnel to position us favorably for the transition into a fully-integrated biopharmaceutical company focused on the goal of offering cancer therapies that provide better patient outcomes while delivering significant value to the future of healthcare.”

Financial Results:

●	Cash Position: As of September 30, 2021, Checkpoint’s cash and cash equivalents totaled $60.2 million, compared to $65.1 million at June 30, 2021 and $40.8 million at December 31, 2020, a decrease of $4.9 million for the quarter and an increase of $19.4 million year-to-date.
●	R&D Expenses: Research and development expenses for the third quarter of 2021 were $9.4 million, compared to $2.5 million for the third quarter of 2020, an increase of $6.9 million. The increase in research and development expenses is primarily attributable to an increase in clinical trial and manufacturing related expenses for cosibelimab. Research and development expenses for the third quarters of 2021 and 2020 each included $0.2 million of non-cash stock expenses.
●	G&A Expenses: General and administrative expenses for the third quarter of 2021 were $1.9 million, compared to $2.4 million for the third quarter of 2020, a decrease of $0.5 million. General and administrative expenses for the third quarter of 2021 included $0.6 million of non-cash stock expenses, compared to $1.3 million for the third quarter of 2020.
●	Net Loss: Net loss attributable to common stockholders for the third quarter of 2021 was $11.3 million, or $0.14 per share, compared to a net loss of $4.9 million, or $0.09 per share, in the third quarter of 2020. Net loss for the third quarter of 2021 included $0.8 million of non-cash stock expenses, compared to $1.5 million for the third quarter of 2020.

About Checkpoint Therapeutics

Checkpoint Therapeutics, Inc. (“Checkpoint”) is a clinical-stage immunotherapy and targeted oncology company focused on the acquisition, development and commercialization of novel treatments for patients with solid tumor cancers. Checkpoint is evaluating its lead antibody product candidate, cosibelimab, a potential best-in-class anti-PD-L1 antibody licensed from the Dana-Farber Cancer Institute, in an ongoing global, open-label, multicohort Phase 1 clinical trial in checkpoint therapy-naïve patients with selected recurrent or metastatic cancers, including ongoing cohorts in locally advanced and metastatic cutaneous squamous cell carcinoma intended to support one or more applications for marketing approval. In addition, Checkpoint is evaluating its lead small-molecule, targeted anti-cancer agent, CK-101, a third-generation epidermal growth factor receptor (“EGFR”) inhibitor, as a potential new treatment for patients with EGFR mutation-positive non-small cell lung cancer. Checkpoint is headquartered in Waltham, MA and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.checkpointtx.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our plans to submit one or more Biologics License Applications and seek approvals for cosibelimab, statements regarding the potential differentiation of cosibelimab, including a potentially favorable safety profile as compared to the currently available anti-PD-1 therapies, statements relating to the half-life and functional Fc domain of cosibelimab translating into potential enhanced efficacy, statements relating to the timing of the completion of enrollment and full top-line results, statements relating to how long we believe our cash will fund our operations, any statements relating to our growth strategy, product development programs and commercial prospects, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks that regulatory authorities will not accept an application for approval of cosibelimab based on data from the ongoing Phase 1 study; risks relating to our growth strategy and commercial prospects; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our Securities and Exchange Commission filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contacts:

Jaclyn Jaffe and Bill Begien

Checkpoint Therapeutics, Inc.

(781) 652-4500

ir@checkpointtx.com

Investor Relations Contact:

Ashley R. Robinson

Managing Director, LifeSci Advisors, LLC

(617) 430-7577

arr@lifesciadvisors.com

Media Relations Contact:

Eddie Kraft

Gregory FCA

(212) 398-9680

ekraft@gregoryfca.com

CHECKPOINT THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$60,203	$40,772
Prepaid expenses and other assets	737	1,804
Other receivables - related party	29	20
Total current assets	60,969	42,596
Total Assets	$60,969	$42,596

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$12,064	$6,367
Accounts payable and accrued expenses - related party	936	850
Total current liabilities	13,000	7,217
Total Liabilities	13,000	7,217

Commitments and Contingencies

Stockholders’ Equity
Common Stock ($0.0001 par value), 135,000,000 and 95,000,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively
Class A common shares, 7,000,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1	1
Common shares, 76,214,398 and 62,420,439 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	8	6
Common stock issuable, 0 and 1,742,449 shares as of September 30, 2021 and December 31, 2020, respectively	-	4,617
Additional paid-in capital	218,066	173,947
Accumulated deficit	(170,106)	(143,192)
Total Stockholders’ Equity	47,969	35,379
Total Liabilities and Stockholders’ Equity	$60,969	$42,596

CHECKPOINT THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
Revenue - related party	$29	$28	$252	$1,042

Operating expenses:
Research and development	9,384	2,543	20,795	8,207
General and administrative	1,923	2,429	6,410	5,794
Total operating expenses	11,307	4,972	27,205	14,001
Loss from operations	(11,278)	(4,944)	(26,953)	(12,959)

Other income
Interest income	13	14	39	103
Total other income	13	14	39	103
Net Loss	$(11,265)	$(4,930)	$(26,914)	$(12,856)

Loss per Share:
Basic and diluted net loss per common share outstanding	$(0.14)	$(0.09)	$(0.36)	$(0.24)

Basic and diluted weighted average number of common shares outstanding	78,530,952	56,405,734	74,805,868	53,040,215